REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON INTERNAL CONTROL STRUCTURE

SHAREHOLDERS AND BOARD OF TRUSTEES
PAUZE FUNDS
HOUSTON, TEXAS

In planning and performing our audits of the financial statements of Pauze U.S. Government Intermediate Bond Fund, Pauze U.S. Government Short-Term Bond Fund, Pauze U.S. Total Return Bond Fund and Pauze Tombstone Fund, each a series of shares of Pauze Funds, for the year ended April 30, 1999, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Funds is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted the following matters involving the accounting system and control procedures and their operation that we consider to be material weaknesses as defined above. These conditions were considered in determining the nature, timing and extent of the procedures to be performed in our audit of the financial statements of the Pauze Funds for the year ended April 30, 1999, and this report does not affect our reports thereon dated June 23, 1999.

Material weaknesses in the internal control structure existed at the Funds' accounting agent and administrator. These material weakness were related to poor cash reconciliation preparation and review procedures. Additionally, procedures to analyze balances in various asset and liability accounts were not performed. Outstanding items were not researched and corrected on a timely basis.

The Funds' management has taken action to correct all of the above weaknesses. At the request of management, in March 1999, the Board of Trustees approved a change in the Funds' administrator and accounting agent effective July 1, 1999. The new administrator and accounting agent is an affiliate of the investment adviser. The new accounting agent has instituted daily and monthly control procedures to provide assurance that the daily net asset value is properly computed. The adviser has also hired an outside mutual fund consultant to assist in the design and implementation of control procedures.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.

PHILADELPHIA, PENNSYLVANIA
JUNE 23, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON INTERNAL CONTROL STRUCTURE

SHAREHOLDERS AND BOARD OF TRUSTEES
PAUZE FUNDS
HOUSTON, TEXAS

In planning and performing our audit of the financial statements of Pauze U.S. Government Intermediate Term Bond Fund, Pauze U.S. Government Short-Term Bond Fund, Pauze U.S. Government Total Return Bond Fund, and Pauze Tombstone Fund, each a series of shares of Pauze Funds, for the year ended April 30, 1998, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Funds is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 1998.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.

PHILADELPHIA, PENNSYLVANIA
JUNE 11, 1998